Exhibit 10.63

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) is dated as of January 9, 2012 to that certain Registration Rights Agreement (the “Agreement”) dated as of November 29, 2011 by and among eDiets.com, Inc., a Delaware corporation (the “Company”), and BBS Capital Fund, L.P. (the “Holder”). Capitalized terms not otherwise defined in this Amendment have the meanings provided in the Agreement.

R E C I T A L S

(a) The Holder is the holder of the Registrable Securities.

(b) The Company and the Holder desire to amend the Agreement in the manner set forth herein to facilitate the orderly registration of the Registrable Securities.

NOW, THEREFORE, in consideration of their mutual promises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 1.a. is hereby amended to read in its entirety as follows:

a. subject to receipt of reasonably necessary information from each Holder, prepare and file with the Securities and Exchange Commission (the “SEC”), within ten (10) business days after the filing with the SEC of the Company’s annual report on Form 10-K or March 30, 2012, whichever occurs first (the “Form 10-K Filing Date”), a registration statement (the “Registration Statement”) on Form S-3 (except if the Company is not then eligible to register on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) to enable the resale by the Holders from time to time of (i) the Holder Shares and (ii) the shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Holder Shares (collectively, the “Registrable Securities”);

2. Section 1.b. is hereby amended to read in its entirety as follows:

b. use its best efforts, subject to receipt of necessary information from each Holder, to cause the Registration Statement to become effective as soon as practicable, but in no event later than 60 days after the Form 10-K Filing Date (the “Required Effective Date”); provided, however, if the SEC requires the Company to amend or supplement its preliminary Registration Statement, the Required Effective Date shall be no later than 120 days after the Form 10-K Filing Date;

3. In all other respects the Agreement shall remain unaltered and continue in full force and effect and nothing herein shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified by this Amendment. This Amendment and the Agreement shall be read and construed as one document.

4. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by fax or electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature were an original.

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IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed (in the case of the Company, by its authorized officer) as of the day and year first above written.

EDIETS.COM, INC.

By:	/s/ Kevin N. McGrath
Name:	Kevin N. McGrath
Title:	President and CEO

BBS CAPITAL FUND, L.P.

By:	/s/ Berke Bakay
Name:	Berke Bakay
Title:	Managing Director